Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333- 280410 and 333- 284788 on Form S-1, Registration Statement No. 333-279035 on Form S-3 and Registration Statement No. 333-271533 on Form S-8 of our report dated March 31, 2025, relating to the financial statements of Interactive Strength, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Morristown, New Jersey

March 31, 2025